EXHIBIT I

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares of the Issuer, dated August 8, 2008, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934.

Date: August 8, 2008
Susquehanna Capital Group
By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel

Susquehanna Investment Group
By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel

Susquehanna Securities
By:	/s/ Todd Silverberg
Todd Silverberg, General Counsel

Capital Ventures International
By: Susquehanna Advisors Group, Inc.,
pursuant to a Limited Power of Attorney,
a copy of which is filed as Exhibit II hereto
By:	/s/ Todd Silverberg
Todd Silverberg, Assistant Secretary

Susquehanna Advisors Group, Inc.
By:	/s/ Todd Silverberg
Todd Silverberg, Assistant Secretary